Exhibit 4.16
DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
The following description of registered securities of Danaher Corporation is intended as a summary only and therefore is not a complete description. As used in this “Description of Securities Registered Under Section 12 of the Exchange Act,” the terms “Danaher,” “Company,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.
Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, without par value, of which 1,650,000 shares have been designated as 4.75% Mandatory Convertible Preferred Stock, Series A (“Series A Mandatory Convertible Preferred Stock”) and 1,717,500 shares have been designated as 5.00% Mandatory Convertible Preferred Stock, Series B (“Series B Mandatory Convertible Preferred Stock”). Our common stock, the Series A Mandatory Convertible Preferred Stock and the Series B Mandatory Convertible Preferred Stock are registered under Section 12(b) of the Exchange Act. We also have several classes of debt securities registered under Section 12(b) of the Exchange Act.
COMMON STOCK
This description of our common stock is based upon, and qualified by reference to, our restated certificate of incorporation (our “Charter”), our amended and restated by-laws (our “By-Laws”) and applicable provisions of Delaware corporate law (the “DGCL”). You should read our Charter and By-Laws, which are filed as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.[13] is a part and are incorporated by reference into this Exhibit, for the provisions that are important to you.
General
Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote, including the election of directors. Directors are generally elected by a majority of the votes cast by holders of common stock. However, directors are elected by a plurality of the votes cast by holders of common stock in the case of elections held at a stockholders’ meeting for which (i) the Company’s corporate secretary has received a notice or otherwise has become aware, prior to such meeting, that a holder of common stock has nominated a person for election to our board of directors and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before the Company first mails its notice of meeting for such meeting to the stockholders. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election. Holders of our common stock do not have cumulative voting rights. Our By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of our board of directors, provided that the nominating stockholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in our By-Laws.
After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.
The outstanding shares of our common stock are fully paid and nonassessable and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and By-Laws
Provisions of the DGCL and our Charter and By-Laws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. Section 203 of the DGCL is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:
•a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and
•any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.
The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.
The prohibition against these transactions does not apply if:
•prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or
•the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.
Size of Board and Vacancies. Our Charter and By-Laws provide that the number of directors on our board of directors shall be not less than three nor more than fifteen, and shall be fixed exclusively by our board of directors. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors will be filled solely by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy, other than one arising from an increase in the authorized number of directors, will hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal. Any director appointed to fill a newly created directorship resulting from an increase in the authorized number of directors will hold office until the earlier of the next subsequent annual meeting of stockholders, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
Special Shareholder Meetings. Our Charter provides that special meetings of stockholders may be called by our secretary upon a written request delivered to the secretary by (a) the chairman of the board of directors, (b) the president, (c) our board of directors or (d) stockholders owning twenty-five percent (25%) or more of the outstanding voting stock, provided that the stockholders satisfy the procedural requirements set forth in our By-Laws.
Requirements for Advanced Notification of Shareholder Nominations and Proposals. Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than proposals and nominations made by or at the direction of the Company’s Board of Directors, Chairman of the Board and/or President.

Undesignated Preferred Stock. A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
Limitation on Directors’ Liability
Our Charter provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except for liability:
•for any breach of the director’s legal duty to act in the best interests of us and our stockholders;
•for acts or omissions by the director with dishonest intentions or which involve intentional misconduct or an intentional violation of the law;
•for declaring dividends or authorizing the purchase or redemption of shares in violation of the DGCL; or
•for transactions where the director derived an improper personal benefit.
Our Charter also allows us to indemnify directors and officers to the fullest extent authorized by the DGCL.
PREFERRED STOCK
This description of our Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock is based upon, and qualified by reference to, our Charter, the certificate of designations setting forth the terms of the Series A Mandatory Convertible Preferred Stock (the “Series A Certificate of Designations”), the certificate of designations setting forth the terms of the Series B Mandatory Convertible Preferred Stock (the “Series B Certificate of Designations”) our By-Laws and applicable provisions of the DGCL. You should read our Charter, the Series A Certificate of Designations, the Series B Certificate of Designations and our By-Laws, which are filed as exhibits to the Annual Report on Form 10-K of which this Exhibit is a part and are incorporated by reference into this Exhibit, for the provisions that are important to you.
We refer to the Series A Mandatory Convertible Preferred Stock and the Series B Mandatory Convertible Preferred Stock together as the “mandatory convertible preferred stock.” We refer to March 1, 2019 as the “Series A Initial Issuance Date” and to May 12, 2020 as the “Series B Initial Issuance Date,” and we refer to each of the Series A Initial Issuance Date and the Series B Initial Issuance Date as an “Initial Issuance Date.”
General
Each series of mandatory convertible preferred stock is fully paid and nonassessable, and our common stock issued upon the conversion of each series of mandatory convertible preferred stock will be fully paid and nonassessable. Holders of the mandatory convertible preferred stock have no preemptive or preferential rights to purchase or subscribe for stock, obligations, warrants or other securities of ours of any class.
Ranking
Each series of mandatory convertible preferred stock, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, ranks:
•senior to (i) our common stock and (ii) each other class or series of our capital stock established after the applicable Initial Issue Date the terms of which do not expressly provide that such class or series ranks senior to or on parity with such series of mandatory convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (we refer to our common stock and all such other classes or series of capital stock, collectively, as “Junior Stock”);
• on parity with (i) each other series of mandatory convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution and (ii) each class or series of our capital stock established after the applicable Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with such series of mandatory convertible preferred stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•junior to each class or series of our capital stock established after the applicable Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to such series of mandatory convertible preferred stock, as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”);
•junior to our existing and future indebtedness and other liabilities; and
•structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries and capital stock of our subsidiaries held by third parties.
Dividends
Subject to the rights of holders of any class or series of our capital stock ranking senior to each series of mandatory convertible preferred stock with respect to dividends, (i) holders of the mandatory convertible preferred stock are entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum (as applicable) of 4.75% of the Liquidation Preference of $1,000 per share in the case of the Series A Mandatory Convertible Preferred Stock (equivalent to $47.50 per annum per share) and 5.00% of the Liquidation Preference of $1,000 per share in the case of the Series B Mandatory Convertible Preferred Stock (equivalent to $50.00 per annum per share), in each case, payable in cash, by delivery of shares of our common stock or by delivery of any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations described below). See “-Method of Payment of Dividends” below. Declared dividends on each series of mandatory convertible preferred stock are payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2019, to, and including, April 15, 2022 (each, a “Series A Dividend Payment Date”) with respect to the Series A Mandatory Convertible Preferred Stock and commencing on July 15, 2020 to, and including, April 15, 2023 (each a “Series B Dividend Payment Date” and together with the Series A Dividend Payment Dates, a “Dividend Payment Date”) with respect to the Series B Mandatory Convertible Preferred Stock, at the applicable annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the applicable Initial Issue Date of the mandatory convertible preferred stock, as applicable, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends are payable on the applicable Dividend Payment Date to holders of record of the mandatory convertible preferred stock, as they appear on our stock register at the Close of Business on the immediately preceding December 31, March 31, June 30 and September 30, respectively (each, a “Record Date”), whether or not such holders convert their shares, or such shares are mandatorily converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Record Dates will apply regardless of whether a particular Record Date is a Business Day. A “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.
A dividend period is the period from, and including, a Dividend Payment Date, as applicable, to, but excluding, the next Dividend Payment Date except that (i) with respect to the Series A Mandatory Convertible Preferred Stock, the initial dividend period commenced on, and included, the Series A Initial Issue Date of the Series A Mandatory Convertible Preferred Stock and ended on, and excluded, the July 15, 2019 Series A Dividend Payment Date and (ii) with respect to the Series B Mandatory Convertible Preferred Stock, the initial dividend period commenced on, and included, the Series B Initial Issue Date of the Series B Mandatory Convertible Preferred Stock and ended on, and excluded, the July 15, 2020 Series B Dividend Payment Date. The amount of dividends payable on each share of each series of mandatory convertible preferred stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on each series of mandatory convertible preferred stock for any period other than a full dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). The dividend on the mandatory convertible preferred stock for each subsequent dividend period after the initial dividend period, when, as and if declared, will be $11.875 per share of Series A Mandatory Convertible Preferred Stock and $12.50 per share of Series B Mandatory Convertible Preferred Stock. Accumulations of dividends on shares of each series of mandatory convertible preferred stock do not bear interest.
No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of either series of mandatory convertible preferred stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of mandatory convertible preferred stock, as applicable.

Except as described above, dividends on shares of mandatory convertible preferred stock converted to common stock will cease to accumulate, and all other rights of holders of the mandatory convertible preferred stock will terminate, from and after any applicable Mandatory Conversion Date, Fundamental Change Conversion Date or the Early Conversion Date (each, as defined below).
So long as any share of either series of mandatory convertible preferred stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of mandatory convertible preferred stock, as applicable.
The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share, (ii) purchases, redemptions or other acquisitions of common stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (y) the forfeiture of unvested shares of restricted stock or share withholdings or other surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise), and (z) the payment of cash in lieu of fractional shares; (iii) purchases of fractional interests in shares of any common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of common stock or other Junior Stock; (iv) any dividends or distributions of rights or common stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) purchases of common stock or other Junior Stock pursuant to a contractually binding requirement to buy common stock or other Junior Stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan; (vi) the deemed purchase or acquisition of fractional interests in shares of our common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and (viii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and the payment of cash in lieu of fractional shares. The phrase “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States of America and as measured from the applicable Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
When dividends on shares of each series of mandatory convertible preferred stock or (i) have not been declared and paid in full on any applicable Dividend Payment Date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, no dividends may be declared or paid on any Parity Stock unless dividends are declared on the shares of mandatory convertible preferred stock, as applicable, such that the respective amounts of such dividends declared on the shares of mandatory convertible preferred stock and such Parity Stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of mandatory convertible preferred stock, as applicable, and such Parity Stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate.
Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid on any securities, including our common stock, from time to time out of any funds legally available for such payment, and holders of each series of mandatory convertible preferred stock shall not be entitled to participate in any such dividends.
Method of Payment of Dividends
Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of each series of mandatory convertible preferred stock (whether for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “-Mandatory Conversion” and “-Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), determined in our sole discretion:

•in cash;
•by delivery of shares of our common stock; or
•by delivery of any combination of cash and shares of our common stock.
We will make each payment of a declared dividend on the shares of each series of mandatory convertible preferred stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of each series of mandatory convertible preferred stock notice of any such election and the portions of such payment that will be made in cash and in shares of our common stock no later than 10 Scheduled Trading Days (as defined below) prior to the applicable Dividend Payment Date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. All cash payments to which a holder of each series of mandatory convertible preferred stock is entitled in connection with a dividend will be rounded to the nearest cent.
If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose at 97% of the Average VWAP (as defined below) per share of our common stock over the five consecutive Trading Day (as defined below) period beginning on, and including, the sixth Scheduled Trading Day (as defined below) prior to the applicable Dividend Payment Date (such average, the “Average Price”). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event (as defined below) or otherwise), then the applicable Dividend Payment Date will be postponed until the Business Day after the final Trading Day of such five Trading Day period. No interest or other amount will accrue as a result of such postponement.
No fractional shares of our common stock will be delivered to the holders of either series of mandatory convertible preferred stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so, pay a cash amount to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average Price with respect to such dividend.
To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment of a dividend on the shares of either series of mandatory convertible preferred stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of our common stock qualified or registered under applicable U.S. state securities laws, if required, and approved for listing on The New York Stock Exchange (or if our common stock is not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).
Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered per share of either series of mandatory convertible preferred stock in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment per share of such series of mandatory convertible preferred stock divided by the Series A Floor Price or Series B Floor Price (as defined below and each, a “Floor Price”). On the Series A Initial Issue Date, the “Series A Floor Price” was $43.05 (which was approximately 35% of the Series A Initial Price (as defined below) in effect on the Series A Initial Issue Date), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Series A Fixed Conversion Rate as set forth below in “-Anti-Dilution Adjustments.” On the Series B Initial Issue Date, the “Series B Floor Price” was $57.05 (which was approximately 35% of the Series B Initial Price (as defined below) in effect on the Series B Initial Issue Date), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Series B Fixed Conversion Rate as set forth below in “-Anti-Dilution Adjustments.” To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such dividend and (y) 97% of the Average Price applicable to such dividend, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, pay such excess amount in cash.
No Optional Redemption
The Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock are not redeemable.

Liquidation Preference
In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of mandatory convertible preferred stock is entitled to receive a Liquidation Preference in the amount of $1,000 per share of the Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock, as applicable (the “Liquidation Preference”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of either series of mandatory convertible preferred stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all other Parity Stock are not paid in full, the holders of such series of mandatory convertible preferred stock and all holders of any such other Parity Stock will share equally and ratably in any distribution of our assets in proportion to their liquidation preference and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of either series of mandatory convertible preferred stock of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such holder’s shares of such series of mandatory convertible preferred stock, such holder of such series of mandatory convertible preferred stock will have no right or claim to any of our remaining assets.
Neither the sale, lease nor exchange of all or substantially all of our assets, nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution, other than in connection with our liquidation, winding-up or dissolution.
Our Charter, including the Series A Certificate of Designations and the Series B Certificate of Designations, does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of either series of mandatory convertible preferred stock.
Voting Rights
The holders of each series of mandatory convertible preferred stock do not have any voting rights, except as described below and as specifically required by Delaware law from time to time.
Whenever dividends on any shares of either series of mandatory convertible preferred stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Record Date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of such series of mandatory convertible preferred stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting of stockholders, if any, to fill such newly created directorships by electing two additional directors (the “Preferred Stock Directors”); provided, however, that the election of any such directors will not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors or, with respect to the Series B Mandatory Convertible Preferred Stock, any applicable state or federal law, rule or regulation or the By-Laws as in effect on the Series B Initial Issue Date; and provided, further, that our board of directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the applicable series of mandatory convertible preferred stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by our By-laws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors stand for reelection annually, and at each subsequent annual meeting of the stockholders, so long as the holders of the applicable series of mandatory convertible preferred stock continue to have such voting rights.
At any meeting at which the holders of either series of mandatory convertible preferred stock are entitled to elect Preferred Stock Directors, the holders of record of a majority of the then outstanding shares of such series of mandatory convertible preferred stock and all other series of Voting Preferred Stock, present in person or represented by proxy, constitute a quorum and the vote of the holders of a majority of such shares of the applicable series of mandatory convertible preferred stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.
As used in this description, “Voting Preferred Stock” means any series of our preferred stock other than the applicable series of mandatory convertible preferred stock, which other series of our preferred stock ranks equally with such series of mandatory convertible preferred stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the applicable series of mandatory convertible preferred stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective Liquidation Preference amounts of such series of mandatory convertible preferred stock and such other Voting Preferred Stock voted. The Series A Mandatory Convertible Preferred Stock will constitute Voting Preferred Stock with respect to the Series B Mandatory Convertible Preferred Stock so long as the rights of the holders of the Series A Mandatory Convertible Preferred Stock to vote in the election of Preferred Stock Directors is exercisable and vice versa. For the avoidance of doubt, holders of any Voting Preferred Stock, including any outstanding shares of Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock, will collectively have the right, but only under the circumstances described above, to collectively elect no more than two Preferred Stock Directors.
If and when all accumulated and unpaid dividends on either series of mandatory convertible preferred stock have been paid in full (a “Nonpayment Remedy”), the holders of such series of mandatory convertible preferred stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of either series of mandatory convertible preferred stock and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.
Any Preferred Stock Director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the applicable series of mandatory convertible preferred stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of such series of mandatory convertible preferred stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the filling of each vacancy will not cause us to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors or, with respect to the Series B Mandatory Convertible Preferred Stock, any applicable state or federal law, rule or regulation or the By-Laws as in effect on the Series B Initial Issue Date. The Preferred Stock Directors are each entitled to one vote per director on any matter that comes before our board of directors for a vote.
So long as any shares of either series of mandatory convertible preferred stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of such series of mandatory convertible preferred stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or by vote at an annual or special meeting of such stockholders:
(1) amend or alter the provisions of our Charter, the Series A Certificate of Designations or Series B Certificate of Designations, so as to authorize or create, or increase the authorized amount of, any class or series of Senior Stock;
(2) amend, alter or repeal any provision of our Charter or the Series A Certificate of Designations or Series B Certificate of Designations, as applicable, so as to adversely affect the special rights, preferences, privileges or voting powers of either series of mandatory convertible preferred stock; or
(3) consummate a binding share exchange or reclassification involving the shares of either series of mandatory convertible preferred stock, or a merger or consolidation of us with another entity, unless in each case: (i) the shares of such series of mandatory convertible preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity (or such series of mandatory convertible preferred stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred stock of the surviving or resulting entity or its ultimate parent; and (ii) the shares of such series of mandatory convertible preferred stock that remain outstanding or such shares of preferred stock, as the case may be, have rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of such series of mandatory convertible preferred stock immediately prior to the consummation of such transaction; provided, however, that (1) any increase in the amount of our authorized but unissued shares of our preferred stock, (2) any increase in the amount of our authorized mandatory convertible preferred stock or the issuance of any additional shares of such series of mandatory convertible preferred stock or (3) the authorization or creation of any class or series of parity or Junior Stock, any increase in the amount of authorized but unissued shares of such class or series of parity or Junior Stock or the issuance of any shares of such class or series of parity or Junior Stock will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of such series of mandatory convertible preferred stock and shall not require the affirmative vote of holders of such series of mandatory convertible preferred stock. Our Charter and Delaware law permit us, without the approval of any of our stockholders (including any holders of either series of mandatory convertible preferred stock), to establish and issue a new series of preferred stock ranking equal with or junior to the mandatory convertible preferred stock, which may dilute the voting and other interests of holders of such series of mandatory convertible preferred stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of Voting Preferred Stock, then only the series of Voting Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.
We may amend, alter, supplement or repeal any terms of either series of mandatory convertible preferred stock, without the consent of the holders of such series of mandatory convertible preferred stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of such series of mandatory convertible preferred stock, and limitations and restrictions thereof, for the following purposes:
•to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Series A Certificate of Designations or Series B Certificate of Designations, as applicable, establishing the terms of such series of mandatory convertible preferred stock that may be defective or inconsistent with any other provision contained in such Series A Certificate of Designations or Series B Certificate of Designations, as applicable;
•to make any provision with respect to matters or questions relating to such series of mandatory convertible preferred stock that is not inconsistent with the provisions of our Charter or with the provisions of the Series A Certificate of Designations or Series B Certificate of Designations, as applicable, establishing the terms such series of mandatory convertible preferred stock;
•to make any other change that does not adversely affect the rights of any holder of such series of mandatory convertible preferred stock (other than any holder that consents to such change); or
•with respect to the Series B Mandatory Convertible Preferred Stock, to waive any of our rights with respect thereto.
In addition, we may amend, alter, supplement or repeal any terms of either series of mandatory convertible preferred stock without the consent of the holders of such series of mandatory convertible preferred stock, in order to conform the terms thereof to the description of the terms of such series of mandatory convertible preferred stock set forth in the preliminary prospectus supplement relating to our offering of such series of mandatory convertible preferred stock, as supplemented and/or amended by any related pricing term sheet.
Mandatory Conversion
Each share of mandatory convertible preferred stock, unless previously converted, will automatically convert on the applicable Mandatory Conversion Date, as applicable, into a number of shares of our common stock equal to the Series A Conversion Rate or Series B Conversion Rate, as applicable, described below. If we declare a dividend on the Series A Mandatory Convertible Preferred Stock for the dividend period ending on April 15, 2022 or a dividend on the Series B Mandatory Convertible Preferred Stock for the dividend period ending April 15, 2023, we will pay such dividend to the holders of record as of the Close of Business on the immediately preceding Record Date, as described above under “-Dividends.” If, on or prior to March 31, 2022 with respect to the Series A Mandatory Convertible Preferred Stock or on or prior to March 31, 2023 with respect to the Series B Mandatory Convertible Preferred Stock, we have not declared all or any portion of the accumulated dividends on the Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock, as applicable, the Series A Conversion Rate or Series B Conversion Rate, as applicable, will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of such series of mandatory convertible preferred stock (the “Additional Conversion Amount”) divided by the greater of (x) the applicable Floor Price and (y) 97% of the Average Price. To the extent that the Additional Conversion Amount per share of either series of mandatory convertible preferred stock exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, declare and pay such excess amount in cash pro rata per share to the holders of such series of mandatory convertible preferred stock.
The “Series A Conversion Rate” is the number of shares of our common stock issuable upon conversion of each share of the Series A Mandatory Convertible Preferred Stock on the Series A Mandatory Conversion Date and is subject to adjustment as described above for any Additional Conversion Amount or as described in “-Anti-Dilution Adjustments” below. The Series A Fixed Conversion Rates, Series A Dividend Threshold and Series A Stock Prices defined below are as of the Series A Initial Issue Date, have been adjusted multiple times since the Series A Initial Issue Date, and are subject to further adjustment. On the Series A Initial Issue Date, the Series A Conversion Rate was as follows:
•if the Applicable Market Value (as defined below) of our common stock was greater than $150.675 (the initial “Series A Threshold Appreciation Price,” which represented a 22.5% appreciation over the Series A Initial Price), then the Series A Conversion Rate would be 6.6368 shares of our common stock per share of the Series A Mandatory Convertible Preferred Stock (the initial “Series A Minimum Conversion Rate,” subject to adjustment as described below under the caption “-Anti-Dilution Adjustments”), which was approximately equal to $1,000 divided by the initial Series A Threshold Appreciation Price;
•if the Applicable Market Value of our common stock was less than or equal to the initial Series A Threshold Appreciation Price but greater than or equal to $123.00 (the initial “Series A Initial Price,” which was equal to the per share public offering price of our common stock in a public offering of common stock that we conducted concurrently with our offering of the Series A Mandatory Convertible Preferred Stock), then the Series A Conversion Rate would be equal to $1,000 divided by the Applicable Market Value of our common stock, which would be between 6.6368 and 8.1300 shares of our common stock per share of the Series A Mandatory Convertible Preferred Stock; or
•if the Applicable Market Value of our common stock was less than the Series A Initial Price, then the Series A Conversion Rate would be 8.1300 shares of our common stock per share of the Series A Mandatory Convertible Preferred Stock (the initial “Series A Maximum Conversion Rate”), which was approximately equal to $1,000 divided by the initial Series A Initial Price.
For the avoidance of doubt, the Series A Conversion Rate per share of the Series A Mandatory Convertible Preferred Stock will in no event exceed the Series A Maximum Conversion Rate, subject to adjustment as described under “-Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of any Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.
We refer to the Series A Minimum Conversion Rate and the Series A Maximum Conversion Rate collectively as the “Series A Fixed Conversion Rates.” The Series A Fixed Conversion Rates, the Series A Initial Price, the Series A Threshold Appreciation Price and the Applicable Market Value are each subject to adjustment as described under “—Anti-Dilution Adjustments” below.
The “Series B Conversion Rate” is the number of shares of our common stock issuable upon conversion of each share of the Series B Mandatory Convertible Preferred Stock on the Series B Mandatory Conversion Date and is subject to adjustment as described above for any Additional Conversion Amount or as described in “-Anti-Dilution Adjustments” below. The Series B Fixed Conversion Rates, Series B Dividend Threshold and Series B Stock Prices defined below are as of the Series B Initial Issue Date, have been adjusted multiple times since the Series B Initial Issue Date, and are subject to further adjustment. On the Series B Initial Issue Date, the Series B Conversion Rate was as follows:
•if the Applicable Market Value (as defined below) of our common stock was greater than $199.68 (the initial “Series B Threshold Appreciation Price,” which represented an approximately 22.5% appreciation over the Series B Initial Price), then the Series B Conversion Rate would be 5.0081 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock (the initial “Series B Minimum Conversion Rate,” subject to adjustment as described below under the caption “-Anti-Dilution Adjustments”), which was approximately equal to $1,000 divided by the initial Series B Threshold Appreciation Price;
•if the Applicable Market Value of our common stock was less than or equal to the initial Series B Threshold Appreciation Price but greater than or equal to $163.00 (the initial “Series B Initial Price,” which was equal to the per share public offering price of our common stock in a public offering of common stock that we conducted concurrently with our offering of the Series B Mandatory Convertible Preferred Stock), then the Series A Conversion Rate would be equal to $1,000 divided by the Applicable Market Value of our common stock, which would be between 5.0081 and 6.1349 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock; or

•if the Applicable Market Value of our common stock was less than the Series B Initial Price, then the Series B Conversion Rate would be 6.1349 shares of our common stock per share of the Series B Mandatory Convertible Preferred Stock (the initial “Series B Maximum Conversion Rate”), which was approximately equal to $1,000 divided by the initial Series B Initial Price.
For the avoidance of doubt, the Series B Conversion Rate per share of the Series B Mandatory Convertible Preferred Stock will in no event exceed the Series B Maximum Conversion Rate, subject to adjustment as described under “-Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of any Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.
We refer to the Series B Minimum Conversion Rate and the Series B Maximum Conversion Rate collectively as the “Series B Fixed Conversion Rates.” The Series B Fixed Conversion Rates, the Series B Initial Price, the Series B Threshold Appreciation Price and the Applicable Market Value are each subject to adjustment as described under “—Anti-Dilution Adjustments” below.
Certain Definitions
“Applicable Market Value” means the Average VWAP per share of our common stock over the Series A Settlement Period or Series B Settlement Period, as applicable (each as defined below).
“Close of Business” means 5:00 p.m., New York City time.
“Mandatory Conversion Date” means each of the Series A Mandatory Conversion Date and the Series B Mandatory Conversion Date.”
“Market Disruption Event” means, with respect to any date:
•a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session on such date; or
•the occurrence or existence, prior to 1:00 p.m., New York City time, on such date, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
“Series A Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Series A Settlement Period. The Series A Mandatory Conversion Date is expected to be April 15, 2022. If the Series A Mandatory Conversion Date occurs after April 15, 2022 (whether because a Scheduled Trading Day during the Series A Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event (as defined below) or otherwise), no interest or other amounts will accrue as a result of such postponement.
“Series B Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Series B Settlement Period. The Series B Mandatory Conversion Date is expected to be April 15, 2023. If the Series B Mandatory Conversion Date occurs after April 15, 2023 (whether because a Scheduled Trading Day during the Series B Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event (as defined below) or otherwise), no interest or other amounts will accrue as a result of such postponement.
“Series A Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding April 15, 2022.
“Series B Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding April 15, 2023.
A “Trading Day” is a day on which:
•there is no Market Disruption Event; and
•trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading;

provided, however, that if our common stock is not traded on any such exchange, association or market, “Trading Day” means any Business Day.
A “Scheduled Trading Day” is any day that is scheduled to be a Trading Day.
“VWAP” per share of our common stock on any Trading Day means the per share volume-weighted Average Price as displayed on Bloomberg page “DHR <EQUITY>AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering. The “Average VWAP” means the average of the VWAPs for each Trading Day in the relevant period.
Conversion at the Option of the Holder
Other than during a Fundamental Change Conversion Period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of our mandatory convertible preferred stock have the option to convert their mandatory convertible preferred stock, in whole or in part (but in no event less than one share of such series of mandatory convertible preferred stock), at any time prior to April 15, 2022 with respect to the Series A Mandatory Convertible Preferred Stock or April 15, 2023 with respect to the Series B Mandatory Convertible Preferred Stock, into shares of our common stock at the Series A Minimum Conversion Rate (6.6368 shares as of the Series A Initial Issue Date) or Series B Minimum Conversion Rate (5.0081 shares as of the Series B Initial Issue Date), as applicable, of our common stock per share of the applicable series of mandatory convertible preferred stock, subject to adjustment as described under “—Anti-Dilution Adjustments” below.
If, as of the Conversion Date (as defined below) of any early conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated dividends in respect of either series of mandatory convertible preferred stock for all dividend periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Series A Conversion Rate or Series B Conversion Rate, as applicable, for such early conversion will be increased by a number of shares of our common stock equal to the amount of such undeclared, accumulated and unpaid dividends per share of the Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock, as applicable (the “Early Conversion Additional Amount”), for such prior dividend periods, divided by the greater of (x) the applicable Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”). Notwithstanding the last sentence under “—Method of Payment of Dividends” above, to the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we do not have any obligation to pay the shortfall.
Except as described above, upon any optional conversion of mandatory convertible preferred stock, we will make no payment or allowance for unpaid dividends on such shares of mandatory convertible preferred stock, unless such Early Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on the applicable Dividend Payment Date, to the holder of record of the converted shares of mandatory convertible preferred stock, as applicable, as of the Close of Business on such Record Date, as described in the section above entitled “—Dividends.”
Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount
General
If a “Fundamental Change” (as defined below) occurs on or prior to April 15, 2022 with respect to the Series A Mandatory Convertible Preferred Stock or April 15, 2023 with respect to the Series B Mandatory Convertible Preferred Stock, holders of the applicable series of mandatory convertible preferred stock will have the right to:
(i) convert their shares of mandatory convertible preferred stock, in whole or in part (but in no event less than one share of mandatory convertible preferred stock), into a number of shares of common stock equal to the applicable Fundamental Change Conversion Rate (as defined below) per share of mandatory convertible preferred stock
(ii) with respect to such converted shares, receive the Fundamental Change Dividend Make-Whole Amount (as defined below), payable in cash or shares of our common stock; and

(iii) with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our common stock, subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Record Date for a dividend period for which we have, as of the Effective Date of a Fundamental Change, declared a dividend occurs before or during the related Fundamental Change Conversion Period (as defined below), then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the applicable Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.
To exercise this right, holders must submit their mandatory convertible preferred stock, as applicable, for conversion such that the Conversion Date occurs during the period (the “Fundamental Change Conversion Period”) beginning on the Effective Date of such Fundamental Change (as defined below) and ending on, and including, the date that is 20 calendar days after the Effective Date (or, if earlier, April 15, 2022 with respect to the Series A Mandatory Convertible Preferred Stock and April 15, 2023 with respect to the Series B Mandatory Convertible Preferred Stock). A Conversion Date occurring during such Fundamental Change Conversion Period is referred to herein as a “Fundamental Change Conversion Date.” Holders who convert their Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock with a Conversion Date not occurring during the Fundamental Change Conversion Period will not be entitled to the applicable Fundamental Change Conversion Rate, the applicable Fundamental Change Dividend Make-Whole Amount or Accumulated Dividend Amount.
We will notify holders of each series of mandatory convertible preferred stock of the Effective Date of a Fundamental Change no later than the second Business Day following such Effective Date. If we notify holders of either series of mandatory convertible preferred stock of a Fundamental Change later than the second Business Day following the Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Effective Date with respect to the Series A Mandatory Convertible Preferred Stock or such second Business Day following the Effective Date with respect to the Series B Mandatory Convertible Preferred Stock to, but excluding, the date of the notice; provided, however, that the Fundamental Change Conversion Period will not be extended beyond April 15, 2022 with respect to the Series A Mandatory Convertible Preferred Stock or April 15, 2023 with respect to the Series B Mandatory Convertible Preferred Stock.
A “Fundamental Change” will be deemed to have occurred upon: (i) the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, recapitalization or otherwise) in connection with which 90% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration 10% or more of which (excluding cash payments for fractional shares or pursuant to appraisal rights) is not common stock that is listed on, or immediately after the transaction or event will be listed on, any of The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors); (ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors or we otherwise become aware of such beneficial ownership; or (iii) our common stock ceasing to be listed for trading on The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or another U.S. national securities exchange. For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (i) of this definition of “Fundamental Change.”
Fundamental Change Conversion Rates
Series A Mandatory Convertible Preferred Stock. The Series A Conversion Rate applicable to Series A Mandatory Convertible Preferred Stock submitted for conversion with a Conversion Date occurring during the Fundamental Change Conversion Period for a Fundamental Change (the “Series A Fundamental Change Conversion Rate”) will be determined by reference to the table below, based on the Effective Date of such Fundamental Change (the “Effective Date”) and the price (the “Series A Stock Price”) paid or deemed paid per share of our common stock in such Fundamental Change. If the holders of our common stock receive only cash in such Fundamental Change, the Series A Stock Price shall be the cash amount paid per share of common stock. Otherwise, the Series A Stock Price shall be the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.
The Series A Stock Prices set forth in the first row of the table (i.e., the column headers) of the table below will be adjusted as of any date on which the Series A Fixed Conversion Rates of the Series A Mandatory Convertible Preferred Stock are adjusted. The adjusted Series A Stock Prices will equal the Series A Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Series A Minimum Conversion Rate immediately prior to the adjustment giving rise to the Series A Stock Price adjustment and the denominator of which is the Series A Minimum Conversion Rate as so adjusted. Each of the Series A Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner as each Series A Fixed Conversion Rate as set forth in “—Anti-Dilution Adjustments.”
The following table sets forth the Series A Fundamental Change Conversion Rate per share of the Series A Mandatory Convertible Preferred Stock, as of the Series A Initial Issue Date, after giving effect to the Adjustments, for each Series A Stock Price and Effective Date set forth below.

	Series A Stock Price
Effective Date	$50.00	$65.00	$80.00	$95.00	$110.00	$123.00	$135.00	$150.68	$180.00	$200.00	$225.00	$275.00	$325.00	$400.00
March 1, 2019	7.6896	7.7043	7.6069	7.4193	7.1926	7.0073	6.8622	6.7177	6.6368	6.6368	6.6368	6.6368	6.6368	6.6368
April 15, 2020	7.857	7.886	7.8393	7.6821	7.4354	7.2021	7.0075	6.8115	6.6368	6.6368	6.6368	6.6368	6.6368	6.6368
April 15, 2021	7.9905	8.0128	8.0144	7.9425	7.7255	7.4369	7.1583	6.872	6.6368	6.6368	6.6368	6.6368	6.6368	6.6368
April 15, 2022	8.13	8.13	8.13	8.13	8.13	8.13	7.4074	6.6368	6.6368	6.6368	6.6368	6.6368	6.6368	6.6368
The exact Series A Stock Price and Effective Date may not be set forth in the table, in which case:
•if the Series A Stock Price is between two Series A Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the Series A Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Series A Fundamental Change Conversion Rates set forth for the higher and lower Series A Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;
•if the Series A Stock Price is in excess of $400.00 per share (subject to adjustment in the same manner as the Series A Stock Prices set forth in the first row of the table above), then the Series A Fundamental Change Conversion Rate will be the Series A Minimum Conversion Rate; and
•if the Series A Stock Price is less than $50.00 per share (subject to adjustment as described above), then the Series A Fundamental Change Conversion Rate will be the Series A Maximum Conversion Rate.
Series B Mandatory Convertible Preferred Stock. The Series B Conversion Rate applicable to Series B Mandatory Convertible Preferred Stock submitted for conversion with a Conversion Date occurring during the Fundamental Change Conversion Period for a Fundamental Change (the “Series B Fundamental Change Conversion Rate”) will be determined by reference to the table below, based on the Effective Date of such Fundamental Change (the “Effective Date”) and the price (the “Series B Stock Price”) paid or deemed paid per share of our common stock in such Fundamental Change. If the holders of our common stock receive only cash in such Fundamental Change, the Series B Stock Price shall be the cash amount paid per share of common stock. Otherwise, the Series B Stock Price shall be the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the Effective Date.
The Series B Stock Prices set forth in the first row of the table (i.e., the column headers) of the table below will be adjusted as of any date on which the Series B Fixed Conversion Rates of the Series B Mandatory Convertible Preferred Stock are adjusted. The adjusted Series B Stock Prices will equal the Series B Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Series B Minimum Conversion Rate immediately prior to the adjustment giving rise to the Series B Stock Price adjustment and the denominator of which is the Series B Minimum Conversion Rate as so adjusted. Each of the Series B Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner as each Series B Fixed Conversion Rate as set forth in “—Anti-Dilution Adjustments.”
The following table sets forth the Series B Fundamental Change Conversion Rate per share of the Series B Mandatory Convertible Preferred Stock, as of the Series B Initial Issue Date, after giving effect to the Adjustments, for each Series B Stock Price and Effective Date set forth below.

Effective Date	$100.00	$120.00	$140.00	$163.00	$180.00	$199.68	$220.00	$240.00	$260.00	$280.00	$300.00	$320.00
May 12, 2020	5.7253	5.6137	5.4906	5.3571	5.2713	5.188	5.1196	5.0673	5.0275	4.9976	4.9753	4.9588
April 15, 2021	5.8696	5.7579	5.6171	5.4527	5.3438	5.2383	5.1531	5.0905	5.0449	5.0126	4.99	4.9745
April 15, 2022	6.0298	5.9529	5.8059	5.5886	5.4309	5.2775	5.1611	5.0845	5.0365	5.0081	4.992	4.9832
April 15, 2023	6.1349	6.1349	6.1349	6.1349	5.5556	5.0081	5.0081	5.0081	5.0081	5.0081	5.0081	5.0081
The exact Series B Stock Price and Effective Date may not be set forth in the table, in which case:
•if the Series B Stock Price is between two Series B Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the Series B Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Series B Fundamental Change Conversion Rates set forth for the higher and lower Series B Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;
•if the Series B Stock Price is in excess of $320.00 per share (subject to adjustment in the same manner as the Series B Stock Prices set forth in the first row of the table above), then the Series B Fundamental Change Conversion Rate will be the Series B Minimum Conversion Rate; and
•if the Series B Stock Price is less than $100.00 per share (subject to adjustment as described above), then the Series B Fundamental Change Conversion Rate will be the Series B Maximum Conversion Rate.
Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount
For any shares of mandatory convertible preferred stock that are converted during a Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Series A Fundamental Change Conversion Rate or Series B Fundamental Change Conversion Rate, as applicable, we will, at our option:
(a) pay the holder of Series A Mandatory Convertible Preferred Stock in cash, to the extent we are legally permitted to do so, an amount equal to the present value, calculated using a discount rate of 4.75% per annum, of all scheduled dividend payments (excluding any Accumulated Dividend Amount, and subject to the second sentence under “—General” above) on the Series A Mandatory Convertible Preferred Stock for all remaining dividend periods (including any partial dividend period) from, and including, the Effective Date of the applicable Fundamental Change to, but excluding, the Series A Mandatory Conversion Date (the “Series A Fundamental Change Dividend Make-Whole Amount”);
(b) pay the holder of Series B Mandatory Convertible Preferred Stock in cash, to the extent we are legally permitted to do so, an amount equal to the present value, calculated using a discount rate of 5.00% per annum, of all scheduled dividend payments (excluding any Accumulated Dividend Amount, and subject to the second sentence under “—General” above) on the Series B Mandatory Convertible Preferred Stock for all remaining dividend periods (including any partial dividend period) from, and including, the Effective Date of the applicable Fundamental Change to, but excluding, the Series B Mandatory Conversion Date (the “Series B Fundamental Change Dividend Make-Whole Amount” and together with the Series A Fundamental Change Dividend Make-Whole Amount, a “Fundamental Change Dividend Make-Whole Amount”);
(b) increase the number of shares of our common stock to be issued upon conversion by a number equal to (i) the applicable Fundamental Change Dividend Make-Whole Amount divided by (ii) the greater of (x) the applicable Floor Price and (y) 97% of the Series A Stock Price or Series B Stock Price, as applicable; or
(c) pay the applicable Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of our common stock in accordance with the provisions of clauses (a) and (b) above.
As used herein, the term “Accumulated Dividend Amount” means, with respect to any Fundamental Change, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, as of the Effective Date of the relevant Fundamental Change, for all full dividend periods prior to such Effective Date, including (but subject to the second sentence under “—General” above) for the partial dividend period, if any, from, and including, the applicable Dividend Payment Date immediately preceding such Effective Date to, but excluding, such Effective Date. For the avoidance of doubt, if the Record Date for a dividend period for which we have, as of the Effective Date of a Fundamental Change, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the applicable Dividend Payment Date to the holders of record at the Close of Business on such Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the applicable Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.

The Accumulated Dividend Amount will be payable at our option:
•in cash, to the extent we are legally permitted to do so and to the extent permitted under the terms of our credit facilities and other indebtedness;
•in an additional number of shares of our common stock equal to (i) the Accumulated Dividend Amount divided by (ii) the greater of (x) the applicable Floor Price and (y) 97% of the Series A Stock Price or Series B Stock Price, as applicable; or
•in a combination of cash and shares of our common stock in accordance with the provisions of the preceding two bullets.
We will pay the applicable Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in our common stock. In addition, if we elect to deliver common stock in respect of all or any portion of the applicable Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the portion of the applicable Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount paid in common stock exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Series A Stock Price or Series B Stock Price, as applicable, we will, if we are legally able to do so, and to the extent permitted under the terms of our credit facilities and other indebtedness, pay such excess amount in cash. Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants.
However, if we are prohibited from paying or delivering, as the case may be, the applicable Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, then the Series A Fundamental Change Conversion Rate or Series B Fundamental Change Conversion Rate, as applicable, will instead be increased by a number of shares of common stock equal to quotient of the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, as applicable, divided by the greater of (i) the applicable Floor Price and (ii) 97% of the Series A Stock Price or Series B Stock Price, as applicable. To the extent that the cash amount of the aggregate unpaid and undelivered applicable Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Series A Stock Price or Series B Stock Price, as applicable, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our common stock in respect of such amount.
No fractional shares of our common stock will be delivered to converting holders of the mandatory convertible preferred stock in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. We will instead pay a cash amount to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on, and including, the sixth Scheduled Trading Day immediately preceding the Fundamental Change Conversion Date.
Not later than the second Business Day following the Effective Date of a Fundamental Change, we will notify holders of:
•the Series A Fundamental Change Conversion Rate or Series B Fundamental Change Conversion Rate, as applicable;
•any applicable Fundamental Change Dividend Make-Whole Amount, and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable; and
•the Accumulated Dividend Amount as of the Effective Date of the Fundamental Change and whether we will pay such amount in cash, shares of our common stock or a combination thereof, specifying the combination, if applicable.
Our obligation to adjust the Series A Conversion Rate and Series B Conversion Rate in connection with a Fundamental Change and pay a Fundamental Change Make-Whole Amount (whether in cash, our common stock or any combination thereof) could possibly be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.
Conversion Procedures
Upon Mandatory Conversion
Any outstanding shares of mandatory convertible preferred stock will mandatorily and automatically convert into shares of common stock on the applicable Mandatory Conversion Date, as applicable. The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Series A Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the last Trading Day of the Series A Settlement Period. The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Series B Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the Series B Mandatory Conversion Date. Prior to the Close of Business on such last Trading Day with respect to the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Conversion Date with respect to the Series B Mandatory Convertible Preferred Stock, the common stock issuable upon conversion of the applicable series of mandatory convertible preferred stock on the applicable Mandatory Conversion Date, as applicable, will not be outstanding for any purpose and the holder will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding such mandatory convertible preferred stock.
Upon Early Conversion
If a holder elects to convert mandatory convertible preferred stock prior to the applicable Mandatory Conversion Date in the manner described in “—Conversion at the Option of the Holder” (an “Early Conversion”) or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” (an “Early Fundamental Change Conversion”), such holder must observe the following conversion procedures:
If shares of the mandatory convertible preferred stock are in global form, to convert such mandatory convertible preferred stock, the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. If shares of the mandatory convertible preferred stock are held in certificated form, the holder must comply with certain procedures set forth in the Series A Certificate of Designations for the Series A Mandatory Convertible Preferred Stock or the Series B Certificate of Designations for the Series B Mandatory Convertible Preferred Stock. In either case, if required, the holder must pay all transfer or similar taxes or duties, if any.
The “Conversion Date” will be the date on which the holder has satisfied the foregoing requirements with respect to an Early Conversion or an Early Fundamental Change Conversion. The holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if such holder exercises their conversion rights, but such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than their own. Common stock will be issued and delivered to the converting holder, or, if the mandatory convertible preferred stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by the holder have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.
The person or persons entitled to receive the shares of common stock issuable upon conversion of the mandatory convertible preferred stock will be treated as the record holder(s) of such shares as of the Close of Business on the applicable Conversion Date. Prior to the Close of Business on the applicable Conversion Date, the shares of common stock issuable upon conversion of any shares of mandatory convertible preferred stock will not be deemed to be outstanding for any purpose, and the holder will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the mandatory convertible preferred stock.
Fractional Shares
No fractional shares of our common stock will be issued to holders of either series of mandatory convertible preferred stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of mandatory convertible preferred stock that are converted, cash will be paid in an amount (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period beginning on, and including, the sixth Scheduled Trading Day immediately preceding the applicable Conversion Date. If the Conversion Date occurs on or prior to the last Trading Day of such five consecutive Trading Day period, the cash payment shall be deferred until the second Business Day immediately following the last Trading Day of such five consecutive Trading Day period.
Subject to any applicable rules and procedures of DTC, if more than one share of mandatory convertible preferred stock is surrendered for conversion at one time by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of mandatory convertible preferred stock so surrendered.
Anti-Dilution Adjustments
Each Fixed Conversion Rate will be adjusted only under the following enumerated circumstances:
(1) We issue shares of Danaher common stock to all holders of our common stock as a dividend or other distribution, in which event, each Fixed Conversion Rate in effect at the Close of Business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:
•the numerator of which is the sum of (x) the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination; and (y) the total number of shares of our common stock constituting such dividend or other distribution; and
•the denominator of which is the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination, without giving effect to such dividend, distribution, stock split or stock combination.
Any adjustment made pursuant to this clause (1) will become effective immediately after the Close of Business on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay or make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.
(2) We issue to all holders of shares of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans or pursuant to a rights plan) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of our common stock at a price per share less than the “Current Market Price” (as defined below) of our common stock, in which case each Fixed Conversion Rate in effect at the Close of Business on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such Fixed Conversion Rate by a fraction:
•the numerator of which is the sum of (x) the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination and (y) the number of shares of our common stock issuable pursuant to such rights or warrants; and
•the denominator of which is the sum of (x) the number of shares of our common stock outstanding at the Close of Business on the date fixed for such determination and (y) the number of shares of our common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price of our common stock.
Any adjustment made pursuant to this clause (2) will become effective immediately after the Close of Business on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or our common stock is otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase common stock at less than the Current Market Price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding). For the purposes of this clause (2), the number of shares of our common stock at the time outstanding shall not include shares that we hold in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of our common stock. We will not issue any such rights or warrants in respect of shares of our common stock that we hold in treasury.

(3) We subdivide or combine our common stock, in which event each Fixed Conversion Rate in effect at the Close of Business on the effective date of such subdivision or combination shall be multiplied by a fraction:
•the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination; and
•the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.
Any adjustment made pursuant to this clause (3) shall become effective immediately after the Close of Business on the effective date of such subdivision or combination.
(4)
(a) We distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets, excluding:
•any dividend or distribution of shares of common stock described in clause (1) above;
•any rights or warrants described in clause (2) above;
•any dividend or distribution described in clause (5) below;
•any Spin-Off, as to which the provisions set forth below in clause (4)(b) shall apply; and
•an issuance solely pursuant to a Reorganization Event (as defined below), as to which the provisions described below under the caption “—Recapitalizations, Reclassifications and Changes of Our Common Stock” will apply, in which event each Series A Fixed Conversion Rate and Series B Fixed Conversion Rate in effect at the Close of Business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:
•the numerator of which is the Current Market Price of our common stock; and
•the denominator of which is the Current Market Price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), on such date fixed for determination, of the portion of the evidences of indebtedness, shares of our capital stock, securities, rights to acquire shares of our capital stock, cash or other assets so distributed applicable to one share of our common stock.
To the extent such distribution is not so paid or made, each Fixed Conversion Rate will be readjusted to the Fixed Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(b) We make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “Spin-Off”), in which event each Fixed Conversion Rate in effect at the Close of Business on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:
•the numerator of which is the sum of (x) the Current Market Price of our common stock and (y) the fair market value, as determined by our board of directors, or an authorized committee thereof, in good faith (which determination shall be final, conclusive and binding), of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of our common stock (or, if such shares of capital stock or equity interests are listed on a U.S. national or regional securities exchange, the Current Market Price of such capital stock or equity interests); and
•the denominator of which is the Current Market Price of our common stock.
Any adjustment made pursuant to paragraph (a) or (b) of this clause (4) shall become effective immediately after the Close of Business on the date fixed for the determination of the holders of our common stock entitled to receive such distribution. In the event that such distribution described in paragraph (a) or (b) of this clause (4) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If (x) an adjustment to each Fixed Conversion Rate is required under this clause (4)(b)

during the applicable Settlement Period or (y) the Conversion Date for mandatory convertible preferred stock submitted for early conversion occurs on or after the “Ex-Date” (as defined below) of the Spin-Off and prior to the time that the Current Market Price of our common stock is determined for purposes of clause (4)(b), then in either case delivery of the shares of our common stock issuable upon conversion will be delayed until the second Business Day immediately after the first date as of which the calculations provided for in clause (4)(b) can be completed.
(5) We pay or make a dividend or other distribution consisting exclusively of cash to all holders of our common stock, other than a regular, quarterly cash dividend that does not exceed $0.16 per share with respect to the Series A Mandatory Convertible Preferred Stock (the “Series A Dividend Threshold,” subject to adjustment as described below) and $0.18 per share with respect to the Series B Mandatory Convertible Preferred Stock (the “Series B Dividend Threshold,” Subject to adjustment as described below), excluding:
•a distribution solely pursuant to a Reorganization Event, as to which the provisions described below under the caption “—Recapitalizations, Reclassifications and Changes of Our Common Stock” will apply,
•any dividend or other distribution in connection with our voluntary or involuntary liquidation, dissolution or winding-up; and
•any consideration payable as part of a tender or exchange offer described in clause (6) below, in which event, each Fixed Conversion Rate in effect at the Close of Business on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:
•the numerator of which is the Current Market Price of our common stock minus the Series A Dividend Threshold or Series B Dividend Threshold, as applicable (provided that if the distribution is not a regular quarterly cash dividend, then the dividend threshold will, for purposes of such distribution, be deemed to be zero); and
•the denominator of which is the Current Market Price of our common stock minus the amount per share of such dividend or other distribution.
The Series A Dividend Threshold and Series B Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the applicable Fixed Conversion Rates, as applicable, pursuant to the provisions described under this “—Anti-Dilution Adjustments” section; provided, however, that no adjustment will be made to the dividend threshold for any adjustment to the applicable Fixed Conversion Rates under this clause (5).
Any adjustment made pursuant to this clause (5) shall become effective immediately after the Close of Business on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or other distribution. In the event that any dividend or other distribution described in this clause (5) is not so paid or so made, each Fixed Conversion Rate shall be readjusted, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to pay such dividend or make such other distribution, to such Fixed Conversion Rate which would then be in effect if such dividend or other distribution had not been declared.
(6) We or any of our subsidiaries successfully complete a tender or exchange offer (in each case that would constitute a “tender offer” under the Exchange Act) for our outstanding common stock (with respect to the Series A Mandatory Convertible Preferred Stock, excluding any securities convertible or exchangeable for our common stock, and excluding a tender offer solely to holders of fewer than 100 shares of our common stock and with respect to the Series B Mandatory Convertible Preferred Stock, which, for the avoidance of doubt, excludes tender or exchange offers for any securities that are convertible, exercisable or exchangeable for our common stock, and also excludes any tender offer or exchange offer to holders of fewer than 100 shares of our common stock), where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the Current Market Price of our common stock, in which event each Fixed Conversion Rate in effect at the Close of Business on the date of expiration of the tender or exchange offer (the “Expiration Date”) will be multiplied by a fraction:
•the numerator of which shall be equal to the sum of:
(i) the aggregate cash and fair market value (as determined in good faith by our board of directors, or an authorized committee thereof, which determination shall be final, conclusive and binding), on the Expiration Date, of any other consideration paid or payable for shares of our common stock purchased or exchanged in such tender or exchange offer; and
(ii) the product of:
1. the Current Market Price of our common stock; and

2. the number of shares of our common stock outstanding at the time such tender or exchange offer expires (excluding any shares purchased or exchanged in the tender or exchange offer); and
•the denominator of which shall be equal to the product of:
(i) the Current Market Price of our common stock; and
(ii) the number of shares of our common stock outstanding at the time such tender or exchange offer expires (including any shares purchased or exchanged in the tender or exchange offer).
The amount of any adjustment made pursuant to this clause (6) shall be determined on the 10th Trading Day immediately following the Expiration Date, but the adjustment will become effective as of the Close of Business on the Expiration Date for the tender or exchange offer. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall be readjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). If (x) an adjustment to each Fixed Conversion Rate is required pursuant to this clause (6) during the applicable Settlement Period or (y) the applicable Conversion Date for mandatory convertible preferred stock submitted for early conversion occurs on or after the Expiration Date described above and prior to the time that the Current Market Price of our common stock is determined for purposes of this clause (6), then in either case, delivery of the related conversion consideration will be delayed to the second Business Day immediately after the first date as of which the calculations provided for in this clause (6) can be completed.
In cases where the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets as to which clauses (4)(a) or (5) above apply, applicable to one share of our common stock, dividended or distributed to stockholders equals or exceeds the Current Market Price (as determined for purposes of calculating the applicable Conversion Rate adjustment pursuant to such clause (4)(a) or (5)), then, in lieu of the adjustment to each Fixed Conversion Rate provided for in such clause (4)(a) or (5), holders of the mandatory convertible preferred stock, as applicable, will be entitled to receive upon conversion of each share of mandatory convertible preferred stock, as applicable, in addition to the consideration otherwise deliverable upon such conversion, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire shares of our capital stock, cash or other assets comprising such dividend or distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive such dividend or distribution, a number of shares of our common stock equal to the applicable Maximum Conversion Rate, as applicable, in effect such record date.
To the extent that we have a rights plan in effect with respect to our common stock on any Conversion Date, any Conversion Date, upon conversion of any mandatory convertible preferred stock, the holders will receive, in addition to common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case, and only in such case, each Fixed Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4)(a) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Notwithstanding anything to the contrary described in this “—Anti-Dilution Adjustments” section, the Fixed Conversion Rates will not be adjusted on account of any rights issued pursuant to a rights plan, except to the extent provided in the preceding sentence. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any common stock, the rights described therein shall not constitute a distribution of rights or warrants that would entitle you to an adjustment to the applicable Conversion Rate, unless and until such rights or warrants have separated from our common stock. We currently do not have a rights plan in effect.
For the purposes of determining the adjustment to each Fixed Conversion Rate for the purposes of:
•clauses (2), (4)(a) and (5) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the “Ex-Date” (as defined below) with respect to the issuance, distribution or dividend requiring such computation;
•clause (4)(b) above, the “Current Market Price” of our common stock and the capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, is the Average VWAP per share of common stock, capital stock or equity interests of the subsidiary or other business unit being distributed, as applicable, over the first 10 consecutive Trading Days commencing on and including the Ex-Date of such distribution (which Average VWAP, in the case of any such capital stock or equity interests, will be determined as if references to our common stock, and the ticker symbol thereof, in the definitions of VWAP and Trading Day were instead references such capital stock or equity interests, or the ticker symbol thereof, as applicable); and
•clause (6) above, the “Current Market Price” of our common stock is the Average VWAP per share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date of the relevant tender offer or exchange offer.
The term “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade, regular way, without the right to receive such issuance or distribution. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.
In the event of a taxable distribution to holders of our common stock that results in an adjustment of each Fixed Conversion Rate or other adjustment (or failure to make such adjustment) that has the effect of an increase in each Fixed Conversion Rate, holders of the mandatory convertible preferred stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend. Any applicable withholding taxes (including backup withholding) resulting from any such adjustment (or failure to make such adjustment) may be withheld from any distributions and payments and deliveries upon conversion with respect to the Mandatory Convertible Preferred Stock.
All adjustments to each Fixed Conversion Rate will be calculated to the nearest 1/10,000th of a share of our common stock. Prior to the first Trading Day of the applicable Settlement Period, as applicable, no adjustment in a Series A Fixed Conversion Rate or Series B Fixed Conversion Rate, as applicable, will be required unless the adjustment would require an increase or decrease of at least one percent in such Fixed Conversion Rate. If any adjustment is not required to be made because it would not change the applicable Fixed Conversion Rates, as applicable, by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that on (x) the earlier of any applicable Conversion Date and the Effective Date of any Fundamental Change, and (y) each Trading Day of the applicable Settlement Period adjustments to each Conversion Rate will be made with respect to any such adjustment carried forward that has not been taken into account before such date.
No adjustment to any Fixed Conversion Rates will be made if holders may participate, at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding mandatory convertible preferred stock, in the transaction that would otherwise give rise to such adjustment as if they held, for each share of mandatory convertible preferred stock, as applicable, a number of shares of our common stock equal to the applicable Maximum Conversion Rate, as applicable, then in effect.
We are not required to adjust any Fixed Conversion Rate except as described above. Notwithstanding anything to the contrary described above, and without limiting the prior sentence, the Fixed Conversion Rates will not be adjusted:
(a) upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of common stock under any plan;
(b) upon the issuance of any shares of our common stock or rights, warrants, options, units or other securities exercisable for the purchase of those shares pursuant to any present or future retirement, deferred compensation, incentive or other benefit plan or program of or assumed by us or any of our subsidiaries;
(c)upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Series A Initial Issue Date or Series B Initial Issue Date, as applicable;
(d) for a change in the par value of our common stock;
(e) for stock repurchases, including structured or derivative transactions, that are not tender offers;

(f) as a result of a tender offer that satisfies the exception described in clause (6) above for offers solely to holders of fewer than 100 shares of our common stock;
(g) as a result of a tender or exchange offer by a person other than us or one or more of our subsidiaries; or
(h) for accumulated dividends on the mandatory convertible preferred stock, except as described above under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”
We are required, within 10 Business Days following the effectiveness of an adjustment to the Fixed Conversion Rates, to provide, or cause to be provided, a written notice of such adjustment to the holders of the mandatory convertible preferred stock, as applicable. We are also required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth such adjusted Fixed Conversion Rate.
If an adjustment is made to the Fixed Conversion Rates, an inversely proportional adjustment also will be made to each of the Series A Threshold Appreciation Price, the Series B Threshold Appreciation Price, the Series A Initial Price, the Series B Initial Price and the Floor Prices. Whenever any provision of the Series A Certificate of Designations or the Series B Certificate of Designations requires us to calculate the VWAP per share of our common stock over a span of multiple days, we will make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Current Market Price and the Average Price (as the case may be)) to account for any adjustments to the Series A Initial Price, the Series B Initial Price, the Series A Threshold Appreciation Price, the Series B Threshold Appreciation Price, a Floor Price, the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date or Expiration Date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).
If:
•the record date for a dividend or distribution on shares of our common stock occurs after the end of the Series A Settlement Period and before the Series A Mandatory Conversion Date; and
•such dividend or distribution would have resulted in an adjustment of the number of shares of common stock issuable to the holders of the Series A Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of the Series A Settlement Period, then we will deem the holders of the Series A Mandatory Convertible Preferred Stock to be holders of record, for each share of their Series A Mandatory Convertible Preferred Stock, of a number of shares of our common stock equal to the Series A Conversion Rate for purposes of that dividend or distribution. In this case, the holders of the Series A Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Series A Mandatory Convertible Preferred Stock.
If:
•the record date for a dividend or distribution on shares of our common stock occurs after the end of the Series B Settlement Period and before the Series B Mandatory Conversion Date; and
•such dividend or distribution would have resulted in an adjustment of the number of shares of common stock issuable to the holders of the Series B Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of the Series B Settlement Period, then we will deem the holders of the Series B Mandatory Convertible Preferred Stock to be holders of record, for each share of their Series B Mandatory Convertible Preferred Stock, of a number of shares of our common stock equal to the Series B Conversion Rate for purposes of that dividend or distribution. In this case, the holders of the Series B Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Series B Mandatory Convertible Preferred Stock.
Recapitalizations, Reclassifications and Changes of Our Common Stock
If there occurs:
•any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);
•any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•any reclassification of our common stock into securities, including securities other than our common stock; or
•any statutory exchange of our securities with another person (other than in connection with a merger or acquisition), in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each such event, a “Reorganization Event,” and such securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of our common stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary described above,
•from and after the effective time of such Reorganization Event, (i) the consideration due upon conversion or redemption of any mandatory convertible preferred stock will be determined in the same manner as if each reference to any number of shares of common stock in the provisions described under this “Description of Mandatory Convertible Preferred Stock” section (or in any related definitions) were instead a reference to the same number of Reference Property Units; and (ii) for purposes of the definition of “Fundamental Change,” the terms “common stock” and “capital stock” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;
•for these purposes, the VWAP of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof); and
•at the effective time of such Reorganization Event, we may amend the Series A Certificate of Designations or Series B Certificate of Designations without the consent of the holders of the applicable series of mandatory convertible preferred stock, as applicable, to give effect to the provisions described in the previous bullet points.
For purposes of the foregoing, the type and amount of Reference Property in the case of any Reorganization Event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the mandatory convertible preferred stock of the weighted average as soon as practicable after such determination is made.
We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the holders of the mandatory convertible preferred stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Reference Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.
In connection with any adjustment to the Fixed Conversion Rates described above, we will also adjust the Series A Dividend Threshold or Series B Dividend Threshold, as applicable (each as defined above), based on the number of shares of common stock or other equity interests comprising the Reference Property and (if applicable) the value of any non-stock consideration comprising the Reference Property.
DEBT SECURITIES
As used in this description of registered debt securities, the term “Issuer” refers to DH Europe Finance S.à r.l., formerly DH Europe Finance S.A. (“Danaher International I”), in the case of the 2025 Notes, the Floating Rate Notes and the 2027 Notes, to DH Europe Finance II S.à r.l. (“Danaher International II”), in the case of the 2026 Notes, the 2028 Notes, the 2031 Notes, the 2039 Notes and the 2049 Notes and to Danaher Corporation (“Danaher”) in the case of the 2024 Notes, the September 2026 Notes and the 2030 Notes (each as hereinafter defined), the term “Guarantor” means Danaher in its capacity as guarantor of the notes issued by Danaher International I and Danaher International II and the term “indenture” means the applicable indenture for the particular series of notes being described.
This description of our registered debt securities is based upon, and qualified by reference to, the indentures governing the terms of each series of notes. You should read the indentures and forms of notes which are incorporated by reference as exhibits with respect to the Annual Report on Form 10-K of which this Exhibit is a part, for the provisions that are important to you.
General
The 2.500% Notes due 2025 (the “2025 Notes”) are issued and outstanding under the Indenture, dated as of July 8, 2015 (the “2015 Base Indenture”), among Danaher International I, as issuer, Danaher, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee, as supplemented by the First Supplemental Indenture, dated as of July 8, 2015

(the “2015 Supplemental Indenture”), by and among Danaher International I, as issuer, Danaher, as guarantor, and the Trustee, as trustee and calculation agent.
The following senior notes are issued and outstanding under the 2015 Base Indenture, as supplemented by the Second Supplemental Indenture, dated as of June 30, 2017 (the “2017 Supplemental Indenture”), by and among Danaher International I, as issuer, Danaher, as guarantor, and the Trustee, as trustee: Floating Rate Notes due 2022 (the “Floating Rate Notes”) and 1.200% Notes due 2027 (the “2027 Notes,” and together with the 2025 Notes and the Floating Rate Notes, the “Danaher International I Notes”).
The following senior notes are issued and outstanding under the Indenture, dated as of September 18, 2019 (the “2019 Base Indenture”), among Danaher International II, as issuer, Danaher, as guarantor, and the Trustee, as trustee, as supplemented by the First Supplemental Indenture, dated as of September 18, 2019 (the “2019 Supplemental Indenture”), among Danaher International II, as issuer, Danaher, as guarantor, and the Trustee, as trustee: 0.200% Notes due 2026 (the “2026 Notes”), 0.450% Notes due 2028 (the “2028 Notes”), 0.750% Notes due 2031 (the “2031 Notes”), 1.350% Notes due 2039 (the “2039 Notes”) and 1.800% Notes due 2049 (the “2049 Notes,” and together with the 2026 Notes, the 2028 Notes, the 2031 Notes and the 2039 Notes, the “Danaher International II Notes”).
The following senior notes are issued and outstanding under the Indenture, dated as of December 11, 2007 (the “2007 Initial Base Indenture”), by and between Danaher, as issuer, and the Trustee, as trustee, as amended by the Second Supplemental Indenture, dated as of July 1, 2019 (the “Second Supplemental Indenture”), by and between Danaher, as issuer, and the Trustee, as trustee (the 2007 Initial Base Indenture, as so amended by the Second Supplemental Indenture, collectively, the “2007 Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of March 30, 2020 (the “2020 Supplemental Indenture”), by and between Danaher, as issuer, and the Trustee, as trustee: 1.700% Notes due 2024 (the “2024 Notes”), 2.100% Notes due 2026 (the “September 2026 Notes”) and 2.500% Notes due 2030 (the “2030 Notes,” and together with the 2024 Notes and the September 2026 Notes, the “Danaher Notes”).
Each series of notes are general unsecured obligations of the applicable Issuer and each series of Danaher International I Notes and Danaher International II Notes are fully and unconditionally guaranteed by Danaher. Each series of notes ranks equally in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the applicable Issuer and ranks senior in right of payment to any existing and future indebtedness of the applicable Issuer that is subordinated to the notes. Each series of notes is also effectively subordinated to any existing and future secured indebtedness of the applicable Issuer to the extent of the assets securing such indebtedness and is structurally subordinated to all existing and any future indebtedness and any other liabilities of the respective subsidiaries of such Issuer. See the sections below titled “Guarantees” for information on the ranking of the Danaher guarantees and “Certain Covenants” for information on limitations on the Issuers’ and Danaher’s ability to issue secured debt.
The Issuer, maturity date, interest rate, interest payment dates, record dates, par call dates and aggregate principal amount of each series of notes is summarized in the following table:

Series	Issuer	Maturity	Interest Rate	Interest Payment Dates	Record Dates	Par Call Date	Aggregate Principal Amount Issued/ Authorized/ Outstanding
Floating Rate Notes	Danaher International I	June 30, 2022	Three-month USD EURIBOR plus 0.300% per annum, provided that the minimum interest rate shall be zero	Quarterly in arrears on March 31, June 30, September 30 and December 31, commencing on September 30, 2017	Fifteenth calendar day immediately preceding the floating rate interest payment date	N/A	€250 million
2024 Notes	Danaher	March 30, 2024	1.700%	Annually in arrears on March 30, commencing on March 30, 2021	March 15	February 29, 2024	€900 million
2025 Notes	Danaher International I	July 8, 2025	2.500%	Annually in arrears on July 8, commencing on July 8, 2016	Fifteenth calendar day immediately preceding the related interest payment date	April 8, 2025	€800 million
2026 Notes	Danaher International II	March 18, 2026	0.200%	Annually in arrears on March 18, commencing on March 18, 2020	March 3	December 18, 2025	€1.25 billion
September 2026 Notes	Danaher	September 30, 2026	2.100%	Annually in arrears on September 30, commencing on September 30, 2020	September 15	July 30, 2026	€800 million
2027 Notes	Danaher International I	June 30, 2027	1.200%	Annually in arrears on June 30, commencing on June 30, 2018	Fifteenth calendar day immediately preceding the related interest payment date	March 30, 2027	€600 million
2028 Notes	Danaher International II	March 18, 2028	0.450%	Annually in arrears on March 18, commencing on March 18, 2020	March 3	December 18, 2027	€1.25 billion
2030 Notes	Danaher	March 30, 2030	2.500%	Annually in arrears on March 30, commencing on March 30, 2021	March 15	December 30, 2029	€800 million
2031 Notes	Danaher International II	September 18, 2031	0.750%	Annually in arrears on September 18, commencing on September 18, 2020	September 3	June 18, 2031	€1.75 billion
2039 Notes	Danaher International II	September 18, 2039	1.350%	Annually in arrears on September 18, commencing on September 18, 2020	September 3	March 18, 2039	€1.25 billion
2049 Notes	Danaher International II	September 18, 2049	1.800%	Annually in arrears on September 18, commencing on September 18, 2020	September 3	March 18, 2049	€1.75 billion
The notes are not subject to any sinking fund.
Interest
Floating Rate Notes
The Floating Rate Notes bear interest at a rate equivalent to Three-month USD EURIBOR (the “Base Rate”) plus 0.300% per annum; provided that the minimum interest rate shall be zero. The Floating Rate Notes bear interest from June 30, 2017 or from the immediately preceding interest payment date to which interest has been paid. Interest on the Floating Rate Notes is payable on the dates set forth in the table above (each date, a “Floating Rate Interest Payment Date”); provided that if any Floating Rate Interest Payment Date would be a day that is not a business day, such Floating Rate Interest Payment Date will be the next succeeding day that is a business day (and no additional interest will accrue or otherwise accumulate on the amount payable for the period from and after such Floating Rate Interest Payment Date); except that if such next succeeding business day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be the immediately preceding business day. The interest rate on the Floating Rate Notes resets quarterly on March 31, June 30, September 30 and December 31 of each year. The initial Base Rate for the Floating Rate Notes was 3-month EURIBOR in effect on June 28, 2017. The interest rate on the Floating Rate Notes is determined on the second TARGET2 (as defined below) business day preceding the interest reset date (a “EURIBOR Interest Determination Date”). Interest on a Floating Rate Interest Payment Date is paid to the persons, or “holders,” in whose names the Floating Rate Notes are registered on the security register at the close of business on the regular record date. Interest on the Floating Rate Notes is computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated.
The Base Rate for the Floating Rate Notes is equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI-the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and is determined in accordance with the following provisions:
•EURIBOR is the offered rate for deposits in euro having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.
•If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by Danaher International I: euro deposits having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The calculation agent will request the principal Euro-Zone office of each of these banks to provide a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards) calculated by the calculation agent of such quotations.
•If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by Danaher International I: loans of euro having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.
•If fewer than three banks selected by Danaher International I are quoting as described above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date.
If the maturity date for the Floating Rate Notes or earlier date of redemption falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such maturity date or date of redemption, as the case may be.
A “business day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the “TARGET2” system), or any successor thereto, is open.
Fixed Rate Notes
The 2025 Notes bear interest from July 8, 2015 or from the immediately preceding interest payment date to which interest has been paid on such series of notes. The 2027 Notes bear interest from June 30, 2017 or from the immediately preceding interest payment date to which interest has been paid. The Danaher International II Notes bear interest from September 18, 2019. The Danaher Notes bear interest from March 30, 2020 or from the immediately preceding interest payment date to which interest has been paid.

Interest on an interest payment date is paid to the persons, or “holders,” in whose names the applicable series of notes is registered on the security register at the close of business on the record date set forth in the table above immediately preceding the relevant interest payment date.
Interest on each series of fixed rate notes is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of notes (or July 8, 2015, if no interest has been paid in the case of the 2025 Notes; June 30, 2017, if no interest has been paid in the case of the 2027 Notes; September 18, 2019 if no interest has been paid in the case of the Danaher International II Notes; or March 30, 2020 if no interest has been paid in the case of the Danaher Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
If any interest payment date, the maturity date for any series of fixed rate notes or earlier date of redemption for such series of fixed rate notes falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date or date of redemption, as the case may be.
Optional Redemption
Floating Rate Notes
Except as provided below under “Redemption Upon Changes in Withholding Taxes,” the Floating Rate Notes are not redeemable prior to maturity.
Fixed Rate Notes
At any time and from time to time prior to the applicable Par Call Date of any series of fixed rate notes, the Issuer has the right, at its option, to redeem the applicable series of notes, in whole or in part, at a redemption price equal to the greater of:
(i) 100% of the principal amount of the notes to be redeemed, and
(ii) the sum of the present values of the Remaining Scheduled Payments on such notes to be redeemed (not including any portion of the payments of interest that will be accrued and unpaid to and including the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 15 basis points in the case of the 2027 Notes, 20 basis points in the case of the 2026 Notes and 2028 Notes, 2025 Notes and 2031 Notes, 30 basis points in the case of the 2039 Notes, 35 basis points in the case of the 2049 Notes and 2024 Notes, 40 basis points in the case of the September 2026 Notes and 45 basis points in the case of the 2030 Notes, plus, in each case, accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption.
In addition, on and after the applicable Par Call Date for each series of fixed rate notes, the Issuer has the right, at its option, to redeem such series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to the date of redemption.
“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the series of notes to be redeemed (assuming that the notes to be redeemed matured on the applicable Par Call Date for such series of notes), or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Par Call Date” means with respect to each series of fixed rate notes, the par call date set forth in the table above.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date (assuming that such note matured on its applicable Par Call Date for such series of notes) but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such series of notes, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.
Notice of any redemption will be mailed (or sent electronically in accordance with applicable depositary procedures) at least 15 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Any notice of redemption with respect to the Danaher International II Notes or Danaher Notes may, at the discretion of Danaher International II or Danaher, as applicable, be subject to the satisfaction or waiver of one or more conditions precedent. In that case the notice shall state the nature of such condition precedent. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes of any series are to be redeemed, the notes of such series to be redeemed shall be selected by the Trustee by such method the Trustee deems to be fair and appropriate, subject to any applicable depositary procedures.
Payment of Additional Amounts
Subject to certain exceptions and limitations, the Guarantor or the Issuer, as applicable, may be required to pay as additional interest to certain noteholders such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by Luxembourg or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable.
Redemption Upon Changes in Withholding Taxes
The Issuer may redeem all, but not less than all, of the notes of any series in the event of certain changes in the tax law of Luxembourg or the United States (or any taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by the Guarantor or the Issuer, there is a material probability that the Guarantor or the Issuer will become obligated to pay additional interest on the notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed, together with accrued and unpaid interest on the notes of such series being redeemed to, but not including, the date fixed for redemption.
Change of Control Triggering Event
If a change of control triggering event occurs, unless the Issuer has exercised its option to redeem the notes in full as described above, the Issuer will be required to make an offer (the “change of control offer”) to each holder of each series of the notes to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at the Issuer’s option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).
The notice will, if mailed prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.
You can find the definitions of certain terms used in this section under the subsequent subheading “Change of Control Triggering Event—Definitions.”
On the change of control payment date, the Issuer will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;
•deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

The Issuer will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, the Issuer will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, the Issuer will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the change of control offer provisions of the notes by virtue of any such conflict.
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of control” means, in the case of the Danaher International I Notes and the Danaher International II Notes, the occurrence of any of the following:
(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than (a) Danaher or one of its subsidiaries, (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (c) Steven M. Rales and Mitchell P. Rales) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Danaher’s or the Issuer’s voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;
(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Danaher’s assets and the assets of its subsidiaries or the Issuer’s assets and the assets of the Issuer’s subsidiaries, in each case taken as a whole, to one or more persons (other than Danaher or one of Danaher’s subsidiaries); or
(3) Danaher ceases to own, directly or indirectly, 100% of the equity interests of the Issuer, other than as a result of the merger or consolidation of the Issuer with and into Danaher.
Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (A) Danaher becomes a direct or indirect wholly-owned subsidiary of a holding company and (B)(X) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (Y) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.
Change of Control Triggering Event—Definitions
“Change of control triggering event” means the occurrence of both a change of control and a rating event. In the case of the Danaher International II Notes, no change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.
“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Danaher.
“Moody’s” means Moody’s Investors Service Inc., and any successor to its rating agency business.
“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s or the Guarantor’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act with respect to the Danaher International I Notes and Danaher International II Notes and within the meaning of Section 3(a)(62) of the Exchange Act with respect to the Danaher Notes, in either case selected by us (as certified by a resolution of Danaher’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the applicable series of notes is lowered by each of the rating agencies and such series of notes is rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or Danaher’s intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at Danaher’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.
“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Guarantees
Danaher has fully and unconditionally guaranteed the due and punctual payment of all obligations of Danaher International I and Danaher International II under the 2015 Base Indenture, the 2015 Supplemental Indenture, the 2017 Supplemental Indenture, the 2019 Base Indenture, the 2019 Supplemental Indenture, the Danaher International I Notes and the Danaher International II Notes, whether for the payment of principal of, premium, if any, or interest or any additional amounts on the notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees are unsecured and unsubordinated obligations of Danaher, rank equally in right of payment with all of its other unsecured and unsubordinated obligations and rank senior in right of payment to any existing and future indebtedness of Danaher that is subordinated to the notes. Each series of notes is also effectively subordinated to any existing and future secured indebtedness of Danaher to the extent of the assets securing such indebtedness and structurally subordinated to all existing and any future indebtedness and any other liabilities of Danaher’s subsidiaries (except for the applicable Issuer). See the section titled “Certain Covenants” below for information on limitations on Danaher’s ability to issue secured debt.
Event of Default
Any of the following events constitute an event of default for each series of notes under the indentures (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i) default in the payment of any interest upon any notes of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
(ii) default in the payment of the principal of or any premium on any notes of that series when due, whether at its maturity, upon acceleration or otherwise; or
(iii) default in the deposit of any sinking fund payment, when and as due by the terms of any note of that series; or
(iv) default in the performance, or breach, of any covenant, agreement or warranty of the Issuer or the Guarantor for the benefit of the holders of the notes under the applicable indenture (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in the applicable indenture solely for the benefit of series of notes other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer or the Guarantor by the Trustee or to the Issuer or the Guarantor and the Trustee by the holders of at least 25% in principal amount of the notes of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default hereunder; or
(v) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable federal or state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Issuer or the Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or us under any applicable federal or state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of the property of the Issuer or the Guarantor, as applicable, or ordering the winding up or liquidation of the affairs of the Issuer or the Guarantor, as applicable, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
(vi) the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable federal or state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Issuer or the Guarantor to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable federal or state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Issuer or us, or the filing by either the Issuer or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable federal or state or foreign law, or the consent by either the Issuer or us to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or the Guarantor or of any substantial part of either of its property, or the making by either the Issuer or the Guarantor of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor in furtherance of any such action; or
(vii) with respect to the Danaher International I Notes and Danaher International II Notes, any guarantee of notes of that series ceases to be in full force and effect (other than in accordance with the applicable indenture) or is determined in a final, non-appealable judgment to be unenforceable or invalid or any such guarantee of notes is asserted in writing by the Issuer or the Guarantor to no longer be in full force and effect and enforceable in accordance with its terms.
If there is an event of default with respect to a series of notes, which continues for the requisite amount of time, either the Trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the notes of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the notes shall become due and payable immediately without any act by the trustee or any holder of notes. However, at any time after an acceleration with respect to notes of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding notes of that series may, under certain circumstances, rescind and annul such acceleration.
The holders of a majority in aggregate principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those notes or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the notes of any series may also, on behalf of the holders of notes of that series, waive, with respect to that series, compliance with certain restrictive covenants in the indenture.
If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to notes of a particular series and if it is known to any specified responsible officer of the Trustee, the Trustee will mail to each holder of such notes notice of such default within 90 days after it occurs or, if later, after the Trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium or interest with respect to the notes of that series or in the making of any sinking fund payment with respect to the notes of that series, the Trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of the holders of such notes.
A holder may institute a suit against us for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:
•the holder gives the Trustee written notice of a continuing event of default with respect to a series of notes held by that holder;
•holders of at least 25% of the aggregate principal amount of the outstanding notes of that series make a request, in writing, and offer reasonable indemnity, to the Trustee for the Trustee to institute the requested proceeding;
•the Trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding notes of that series within 60 days following such notice, request and offer of indemnity under the terms of such indenture; and

•the Trustee does not institute the requested proceeding within 60 days following such notice.
The Guarantor and each Issuer shall deliver to the Trustee, within 120 days after the end of each of Danaher’s fiscal years, an officers’ certificate stating that a review of the activities of Danaher and its Subsidiaries during the preceding fiscal year has been made under the supervision of the officers signing the officers’ certificate, with a view to determining whether the Guarantor and the Issuer have each kept, observed, performed and fulfilled its obligations under the indenture, and further stating, as to each such officer signing such officers’ certificate, that to the best of his knowledge the Guarantor and the Issuer shall have each kept, observed, performed and fulfilled each and every covenant (without regard to periods of grace or notice requirements) contained in the indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if an event of default shall have occurred, describing all such events of default of which he may have knowledge).
The Guarantor or the Issuer, as applicable, will, so long as any of the notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any event of default, an officers’ certificate specifying such event of default and what action the Guarantor or the Issuer, as applicable, is taking or proposes to take with respect thereto.
Modification and Waiver of the Indentures
An Issuer and the Trustee may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of the outstanding notes affected. However, the consent of all of the holders of the outstanding notes that are affected thereby is required for any of the following modifications or amendments:
•to reduce the percentage in principal amount of notes of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;
•to reduce the rate of, or change the stated maturity of any installment of, interest on any note;
•to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any note;
•to reduce the premium payable upon the redemption of any note;
•to make any note, or any premium or interest thereon, payable in a currency other than that stated in that note;
•to change any place of payment where any note or any premium or interest thereon is payable;
•to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any note (or in the case of redemption, on or after the date fixed for redemption);
•with respect to the Danaher Notes, to modify the provisions of the 2007 Base Indenture with respect to subordination of debt securities in a manner adverse to any registered holder of a debt security; or
•generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of notes of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification or waiver.
In addition, an Issuer and the Trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of the outstanding notes for one or more of the following purposes :
•to evidence that another person has become the Issuer’s successor and that the successor assumes the Issuer’s covenants, agreements, and obligations in the indenture and in the notes;
•to surrender any of the Issuer’s rights or powers under the indenture, or to add to its covenants further covenants for the protection of the holders of all or any series of notes;
•to add any additional events of default for the benefit of the holders of all or any series of notes;

•to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make other provisions in regard to matters or questions arising under the indenture;
•to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;
•to secure the notes;
•to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;
•with respect to the Danaher Notes, with respect to the subordinated indenture, to add to, change or eliminate any of the subordination provisions in the indenture or change the definition of “senior indebtedness” in respect of one or more series of debt securities, provided that any such addition, change or elimination does not adversely affect the interests of the holders of outstanding debt securities in any material respect; and
•with respect to the Danaher International I Notes and Danaher International II Notes, to conform the indenture or any supplemental indenture to the description of the notes set forth in any prospectus or prospectus supplement related to such notes.
Satisfaction and Discharge
Each indenture will generally cease to be of any further effect with respect to a series of notes and the related guarantees if:
•the Issuer has delivered to the Trustee for cancellation all notes of that series (with limited exceptions); or
•all notes of that series not previously delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any such case the Issuer has deposited with the Trustee as trust funds (in euro) the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those notes;
and if, in either case, an Issuer or the Guarantor also pays or causes to be paid all sums payable under the applicable indenture by an Issuer or the Guarantor and deliver to the Trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.
Legal Defeasance and Covenant Defeasance
Each series of notes is subject to the defeasance and discharge provisions of the applicable indenture. An Issuer may elect either:
•legal defeasance, which will permit the Issuer to defease and be discharged from, subject to limitations, all of its obligations with respect to those notes; or
•covenant defeasance, which will permit the Issuer and the Guarantor to be released from their obligations to comply with certain covenants relating to those notes.
If we exercise our legal defeasance option with respect to a series of notes, payment of those notes may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of notes, payment of those notes may not be accelerated because of an event of default related to the specified covenants.
Each Issuer may invoke legal defeasance or covenant defeasance with respect to any series of its notes only if:
•it irrevocably deposits with the Trustee, in trust, an amount in such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those notes;
•it delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium and interest when due on the deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the notes of that series to maturity or redemption, as the case may be;
•no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to Issuer’s bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;
•the deposit does not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);
•the deposit is not a default under any other agreement binding on the Issuer;
•such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such act;
•the Issuer delivers to the Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;
•if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the Trustee shall have been made; and
•we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the notes of that series as contemplated by the applicable indenture have been complied with.
Certain Covenants
Each indenture governing the notes contains provisions that, among other things, require the applicable Issuer and the Guarantor to:
•deliver to the trustee all information documents and reports required to be filed by an Issuer or the Guarantor, as the case may be with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;
•preserve and keep in full force and effect the Guarantor’s and the applicable Issuer’s corporate existences; and
•pay and cause Danaher’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) to pay the applicable Issuer’s, the Guarantor’s and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.
Documents filed by an Issuer or the Guarantor with the SEC via the EDGAR system will be deemed to be filed with the Trustee and transmitted to holders of the notes as of the time such documents are filed via the EDGAR system.
You can find the definitions of certain terms used in this section under the subsequent subheading “Certain Covenants—Definitions.”
Limitation on Secured Debt
The indentures provide that Danaher will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the notes equally and ratably with such Secured Debt. However, this limitation does not apply to debt secured by:
•purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by Danaher or a Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;
•mortgages, pledges, liens, security interests or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by Danaher or any of its Subsidiaries;

•security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;
•security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with Danaher or any of its Subsidiaries or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to Danaher or any of its Subsidiaries, provided that no such security interests shall extend to any other Principal Property of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;
•security interests on Danaher’s property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit Danaher or any of its Subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;
•security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to Danaher or to another Subsidiary;
•any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;
•any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;
•any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;
•landlords’ liens on fixtures located on premises leased by Danaher or any of its Subsidiaries in the ordinary course of business; or
•any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.
Limitation on Sale and Leaseback Transactions
The indentures provide that that Danaher will not, and will not permit any of its Subsidiaries to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of Danaher or any of its Subsidiaries that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:
•Danaher or such Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or
•an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by Danaher or a Subsidiary which is recorded as Funded Debt as shown on Danaher’s most recent consolidated balance sheet and which in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the notes or guarantees, as applicable.
Exempted Indebtedness
Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, Danaher and any one or more of its Subsidiaries may, without securing the notes, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Business Activities
Danaher International I and Danaher International II will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.
Consolidation, Merger and Sale of Assets
Danaher International I and Danaher International II may engage in a consolidation, merger or transfer or lease of assets substantially as an entirety only if:
•the surviving or acquiring entity is (1) Danaher or (2) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any member country of the European Union directly or indirectly wholly-owned by Danaher and in each case the acquiring entity expressly assumes the Issuer’s obligations with respect to the outstanding debt securities under the applicable indenture by executing a supplemental indenture;
•immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and
•the Issuer has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable indenture and all conditions precedent relating to such transaction have been complied with.
In addition, Danaher may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:
•the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and the acquiring entity expressly assumes Danaher’s obligations with respect to the outstanding debt securities under the indentures by executing a supplemental indenture;
•immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and
•Danaher has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indentures and all conditions precedent relating to such transaction have been complied with.
Certain Covenants—Definitions
Set forth below are certain defined terms used in the indentures. Reference is made to the indentures for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of notes.
“Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined by Danaher in good faith) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
“Consolidated Assets” means the aggregate of all assets of Danaher and its Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (“GAAP”)), appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

“Consolidated Current Liabilities” means the aggregate of the current liabilities of Danaher and its Subsidiaries appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Danaher and its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at Danaher’s option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.
“Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
“Funded Debt” means, in the case of Danaher International I Notes, all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of Danaher and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on Danaher’s consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on Danaher’s balance sheet. “Funded Debt” means, in the case of Danaher International II Notes, all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of Danaher and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as finance leases on Danaher’s consolidated balance sheet; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on Danaher’s balance sheet.
“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by Danaher or any of its Subsidiaries, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of Danaher and its Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of Danaher’s board of directors (evidenced by a certified board resolution delivered to the Trustee), is not of material importance to the business conducted by Danaher and its Subsidiaries taken as a whole.
“Secured Debt” means, in the case of Danaher International I Notes, Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:
•any Principal Property, or
•any shares of capital stock or Indebtedness of any Subsidiary.
“Secured Debt” means, in the case of Danaher International II Notes, Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:
•any Principal Property, or
•any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.
“Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries. Each Issuer constitutes a Subsidiary under the indentures.
Listing
The notes are listed on The New York Stock Exchange; however, the Guarantor and the Issuers are under no obligation to maintain such listing, and may delist any series of the notes at any time.
Book-Entry; Delivery and Form
Except as described herein, certificates have not been and will not be issued in exchange for beneficial interests in the global notes. Each series of notes are issued in the form of one or more fully registered global notes, deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking S.A. (“Clearstream”), and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”).
Beneficial interests in the global notes are represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Beneficial interests in the notes are in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Payments of principal, interest and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. Distributions of principal, interest and additional amounts, if any, in respect of the global notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream participants in accordance with the relevant system’s rules and procedures.
Certificated Notes
If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, the Issuer may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.
The Trustee, the Paying Agent and the Calculation Agent
The Bank of New York Mellon Trust Company, N.A. is acting as trustee under the indentures governing the outstanding notes.
The Bank of New York Mellon, London Branch, is the paying agent for the notes and the calculation agent for the Floating Rate Notes. Upon notice to the trustee, we may change the paying agent or the calculation agent at any time.
Governing Law
The indentures, the notes and the guarantees are governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt, the applicability of Articles 470-3 to 470-19 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, shall be excluded.